Exhibit 5.1

lawyers@saul.com www.saul.com

October 9, 2015

The RMR Group Inc.

Two Newton Place

255 Washington Street

Suite 300

Newton, Massachusetts 02458-1634

Re:                             The RMR Group Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as Maryland counsel to The RMR Group Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of 7,500,000 shares of the Company’s Class A common stock, par value $0.001 per share (the “Shares”), proposed to be distributed by Government Properties Income Trust (“GOV”), Hospitality Properties Trust (“HPT”), Select Income REIT (“SIR”) and Senior Housing Properties Trust (“SNH”), each Maryland real estate investment trusts and current stockholders of the Company, in an offering covered by the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and all amendments thereto (collectively, the “Registration Statement”).

As a basis for our opinions, we have examined the following documents (collectively, the “Documents”):

(i)                                     the Registration Statement filed by the Company with the Commission under the Act;

(ii)                                  the prospectus contained in the Registration Statement (the “Prospectus”);

(iii)                               an executed copy of the Transaction Agreement by and among the Company, Reit Management & Research Trust, Reit Management & Research LLC and GOV (the “GOV Transaction Agreement”);

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A DELAWARE LIMITED LIABILITY PARTNERSHIP

The RMR Group Inc.

October 9, 2015

(iv)                              an executed copy of the Transaction Agreement by and among the Company, Reit Management & Research Trust, Reit Management & Research LLC and HPT (the “HPT Transaction Agreement”);

(v)                                 an executed copy of the Transaction Agreement by and among the Company, Reit Management & Research Trust, Reit Management & Research LLC and SIR (the “SIR Transaction Agreement”); and

(vi)                              an executed copy of the Transaction Agreement by and among the Company, Reit Management & Research Trust, Reit Management & Research LLC and SNH (the “SNH Transaction Agreement”; together with the GOV Transaction Agreement, the HPT Transaction Agreement and SIR Transaction Agreement, the “Transaction Agreements”).

Also, as a basis for these opinions, we have examined the originals or certified copies of the following:

(i)                                     a certified copy of the Articles of Amendment and Restatement of the Company filed with the Maryland State Department of Assessments and Taxation (“SDAT”) on June 5, 2015 (the “Articles of Amendment and Restatement”);

(ii)                                  a certified copy of the Articles of Amendment of the Company filed with SDAT on July 30, 2015 (the “July 30 Articles of Amendment”);

(iii)                               a certified copy of the Articles of Amendment of the Company filed with SDAT on September 11, 2015 (the “September 11 Articles of Amendment”; together with the July 30 Articles of Amendment and the Articles of Amendment and Restatement, the “Charter”)

(iv)                              a certified copy of the Amended and Restated Bylaws of the Company (the “Bylaws”);

(v)                                 resolutions adopted by the Board of Directors of the Company on June 5, 2015 relating to, among other matters, the registration and issuance of the Shares and entering into the Transaction Agreements (the “Resolutions”);

(vi)                              the form of certificate for the Class A common stock of the Company, par value $0.001 (the “Class A Stock”);

(vii)                           the form of Statement of Book Entry for the Class A Stock;

(viii)                        a certificate of status for the Company issued by the SDAT dated October 7, 2015;

(ix)                              a certificate of the secretary of the Company as to the authenticity of the Charter and Bylaws, the Resolutions and other matters that we have deemed necessary and appropriate; and

The RMR Group Inc.

October 9, 2015

(x)                                 such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a)                                 that all signatures on all Documents and any other documents submitted to us for examination are genuine;

(b)                                 the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(c)                                  the legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons;

(d)                                 that all persons executing Documents on behalf of any party (other than the Company) are duly authorized;

(e)                                  that all representations, warranties, statements and information contained in the Documents are accurate and complete;

(f)                                   that at the time of delivery of the Shares, the authorization of the issuance of the Shares had not been modified or rescinded; and

(g)                                  that the consideration received by the Company for the issuance of the Shares as contemplated by the Transaction Agreements was not less than the par value per share.

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of Jennifer B. Clark, as secretary of the Company, and have assumed that the secretary’s certificate and representations continue to remain true and complete as of the date of this letter.  We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1.                                      The Company is a corporation duly incorporated, existing and in good standing under the laws of the State of Maryland.

2.                                      The Shares have been duly authorized and are validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the opinions set forth in this letter

The RMR Group Inc.

October 9, 2015

are also subject to the following qualifications:

(i)                                     We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland.  We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.

(ii)                                  We express no opinion on the enforceability of the Transaction Agreements.

(iii)                               We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iv)                              We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Documents.

The opinions expressed in this letter are for your benefit and are furnished only with respect to the transactions contemplated by the Documents.  The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

Very truly yours,

SAUL EWING LLP